UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2020

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2020, Braemar Hotels & Resorts Inc. (the “Company”) entered into the First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with Braemar Hospitality Limited Partnership, the Company’s operating partnership, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto. The Amendment converts the $75 million Second Amended and Restated Credit Agreement, dated October 25, 2019 (the “Credit Facility”), which was a secured revolving credit facility, into a $65 million secured term loan. The Company had borrowed the full borrowing capacity of $75 million under the Credit Facility and repaid $10 million on June 8, 2020, in connection with the signing of the Amendment. The Amendment waives certain covenants through the first quarter of 2021 and amends certain other terms, as described further below. The material terms of the Credit Facility were summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2019.

Pursuant to the terms of the Amendment, borrowings will bear interest at a rate of LIBOR plus 3.50% or Base Rate plus 2.50% until June 30, 2021. After such date, the pricing will revert to the original terms of the Credit Facility. The Amendment also adds amortization of $5 million per quarter commencing on March 31, 2021.

The Amendment changes the terms of certain financial covenants that the Company was subject to under the Credit Facility. The requirement that the Consolidated Fixed Charge Coverage Ratio (as defined in the Amendment) be not less than 1.40 has been waived through March 31, 2021 (the “Covenant Waiver Period”). At the end of the Covenant Waiver Period, the Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Facility) becomes 1.0 for the second quarter of 2021, 1.10 for the third and fourth quarters of 2021, 1.20 for the first quarter of 2022, and then returns to 1.40 thereafter. The covenant that required the Company’s consolidated recourse indebtedness (other than the Credit Facility) not exceed $50 million was permanently reduced to zero ($0) and a new covenant was also added that requires the Company to have minimum liquidity (comprised of unrestricted cash) of $20 million through June 30, 2021, which shall be tested monthly.

The Amendment adds limitations on the Company’s ability prior to June 30, 2021, to incur or guaranty additional indebtedness, grant liens, make restricted payments (with the exception of existing preferred dividend payments) or engage in asset sales, discretionary capital expenditures or additional investments. The Amendment also adds mandatory prepayments that require the Company to prepay and reduce the balance of the Credit Facility by an amount equal to 50% of net proceeds from any asset sales, equity offerings (including preferred equity offerings) or incurrence of indebtedness (including refinancings), except that the first $50 million of any common equity offering (including sales of shares of common stock under the Company’s “at-the-market” equity distribution program) is subject to a mandatory prepayment in an amount equal to 25% of net proceeds.

The Amendment has the same maturity date of October 25, 2022 but removes the two one-year extension options and also removes the Company’s ability to reborrow amounts that have been repaid.

The Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the actual amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 11, 2020, the Company issued a press release announcing hotel re-opening plans, the Amendment to the Credit Facility and the completion of forbearance agreements on five mortgage loans. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, not shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On June 11, 2020, the Company announced that seven of its hotels are currently open and that it has planned re-opening dates for another four hotels. Ritz-Carlton Sarasota, the Notary Hotel, Hilton La Jolla Torrey Pine, Pier House Resort, Bardessono Hotel, Hotel Yountville and Chicago Sofitel Magnificent Mile are currently open and the Company intends to opens Park Hyatt Beaver Creek on June 12, 2020, Ritz-Carlton St. Thomas on June 15, 2020, Ritz-Carlton Lake Tahoe on June 19, 2020 and Seattle Marriott Waterfront on June 25, 2020. These planned re-opening dates are only estimates and are subject to change based on a variety of factors, including, among others, room demand, local governmental restrictions and requirements, considerations regarding the health and safety of guests, hotel employees and local communities. We can make no assurance that any of the hotels will actually re-open on the planned date or, as the Company's hotels do re-open, what the operating performance of each hotel will be.

Additionally, the Company announced that it has signed forbearance agreements on five mortgage loans on the Hotel Yountville, Bardessono Hotel, Ritz-Carlton Lake Tahoe, Ritz-Carlton Sarasota, and Pier House Resort. The forbearance agreements allow the Company to defer interest on the loans for an initial period of three months and up to six months subject to certain conditions and to utilize lender and manager held reserve accounts, which are included in restricted cash on the Company’s balance sheet, in order to fund operating shortfalls at the hotels.

Safe Harbor for Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K, including all exhibits attached hereto, could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When the Company uses the words “will,” “may,” “anticipate,” “estimate,” “should,” “could,” “expect,” “believe,” “intend,” “potential,” or similar expressions, it intends to identify forward-looking statements. .

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: the impact of COVID-19 on our business and investment strategy; our ability to open our hotels in accordance with our announced re-opening schedule; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our ability to obtain future financing arrangements or restructure existing property level indebtedness; our understanding of our competition; market trends; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on the Company’s beliefs, assumptions, and expectations of its future performance taking into account all information currently known to it. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in its forward-looking statements. You should carefully consider this risk when you make an investment decision concerning the Company’s securities. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this report are only made as of the date of this report. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. The Company is not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Second Amended and Restated Credit Agreement, dated June 8, 2020.

99.1	Press Release of Braemar Hotels & Resorts Inc., dated June 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

Date: June 11, 2020